UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2012, the Motorcycle Industry Council released to its members certain information regarding the motorcycle industry in the United States, including Harley-Davidson, Inc. (the “Company”), subject to terms of applicable restricted use agreements. The Company learned that one of the members of the Motorcycle Industry Council, in apparent violation of those terms, disclosed information in a research update, presumably based on the contents of the Motorcycle Industry Council report. While the Company will not confirm the contents of the research report, the Company is confirming that U.S. retail sales of new Harley-Davidson motorcycles by independent dealers were up 25.5% for the first quarter of 2012 compared to the first quarter of 2011. The Company must rely on information that its dealers supply concerning retail sales of new Harley-Davidson motorcycles, and this information is subject to revision.

As previously disclosed, the Company is scheduled to release its first quarter 2012 financial results before market hours on Wednesday, April 25, 2012. The public is invited to attend a webcast conference call and downloadable slide presentation with Keith Wandell, Chairman, President and Chief Executive Officer, and John Olin, Senior Vice President and Chief Financial Officer, Harley-Davidson, Inc. from 8:00 AM to 9:00 AM (Central Time) on April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: April 23, 2012	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary